UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006 (May 19, 2006)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2006, Owens & Minor Distribution, Inc., a wholly-owned subsidiary of Owens & Minor, Inc. (the “Company”), entered into a new agreement with Novation, LLC (“Novation”) to provide medical-surgical supply distribution services to the members of Novation, including the members of VHA, Inc., University Health System Consortium and HealthCare Purchasing Partners International, LLC. The new agreement begins on September 1, 2006 and has a term of five years (subject to certain termination rights provided therein) and is renewable for up to two additional one-year terms upon mutual agreement of the parties. The new agreement will replace the existing distribution agreement between the parties effective July 1, 2001 and contains terms covering, among other things, services offered, pricing, payment terms, service levels and administrative fees payable to Novation. Sales to Novation members constituted approximately 47% of the Company’s revenue in 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 24, 2006	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General
Counsel and Corporate Secretary